  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

eMagin Corporation (the “Company”) has entered into an agreement effective as of September 1, 2009 (the “Agreement”), with Access Business Finance, LLC (“Access”) pursuant to which the Company may borrow an amount not to exceed $3,000,000.  The Agreement provides that from time to time the Company may request advances in an  amount equal to the lessor of (i) Borrowing Base less the Availability Reserves and (ii) the Maximum Amount.  The interest on the notes is equal to the Prime Rate plus 4.00% but may not be less than 7.25%.  Any term used herein but not defined shall have the meaning given to it in the Agreement, which is filed as an exhibit to this report.

The  term of the Agreement is for one year and will automatically renew for successive one year terms unless, at least 60 days’ prior  to the end of the current term, the Company gives Access prior written notice of its intent not to renew  or if Access  at least ten days prior to the end of the current term gives the Company written notice of its intent not to renew. The Company’s obligations under the Agreement are secured by the assets of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.
.
Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Loan and Security Agreement between eMagin Corporation and Access Business Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: September 10, 2009	By:	/s/ Paul Campbell
Paul Campbell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Loan and Security Agreement between eMagin Corporation and Access Business Finance, LLC